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                                                                 Exhibit h(1)(d)


                    SUB-TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                      MAINSTAY SHAREHOLDER SERVICES, INC.

                                       and

                      BOSTON FINANCIAL DATA SERVICES, INC.

                                TABLE OF CONTENTS


                                                                                                              Page
1. Terms of Appointment; Duties of the Servicing Agent ................................................         1

2. As of Reporting and Adjustments .....................................................................        4

3. Fees and Expenses ...................................................................................        5

4. Representations and Warranties of the Servicing Agent ...............................................        6

5. Representations and Warranties of the Transfer Agent.................................................        6

6. Wire Transfer Operating Guidelines/Articles 4A of the Uniform Commercial Code .......................        7

7. Data Access and Proprietary Information .............................................................        8

8. Indemnification .....................................................................................       10

9. Standard of Care .....................................................................................      12

10. Covenants of the Transfer Agent and the Servicing Agent ............................................       12

11. Termination of Agreement ...........................................................................       13

12. Assignment ..........................................................................................      13

13. Amendment ..........................................................................................       13

14. Massachusetts Law to Apply..........................................................................       13

15. Force Majeure.......................................................................................       13

16. Consequential Damages ..............................................................................       14

17. Merger of Agreement.................................................................................       14

18. Counterpart ........................................................................................       14

19. Reproduction of Documents..........................................................................        14

20. S.I.C. Inquiry .....................................................................................       14

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                    SUB-TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of the 1st day of May, 1997, by and between MainStay Shareholder Services, Inc., a Delaware corporation, having its principal office and place of business at 260 Cherry Hill Road, Parsippany, New Jersey 07054 (the "Transfer Agent"), and BOSTON FINANCIAL DATA SERVICES, INC. a Massachusetts corporation having its principal office and place of business at 2 Heritage Drive, North Quincy, Massachusetts 02171 (the "Servicing Agent").

WHEREAS, the Transfer Agent has been appointed by each of the investment companies (including each series thereof) listed on Schedule A (the "Fund(s)"), each an open-end management investment company registered under the Investment Company Act of 1940, as amended, as transfer agent, dividend disbursing agent and shareholder Servicing Agent in connection with certain activities, and the Transfer Agent has accepted each such appointment as evidenced in the transfer agency agreement between each of the Funds and the Transfer Agent dated as of May 1, 1997;

WHEREAS, the Transfer Agent has entered into a Transfer Agency and Service Agreement with the Funds (including each series thereof) listed on Schedule A pursuant to which the Transfer Agent is responsible for certain transfer agency and dividend disbursing functions and the Transfer Agent is authorized to subcontract for the performance of its obligations and duties thereunder in whole or in part with the Servicing Agent;

WHEREAS, the Transfer Agent wishes to have the Servicing Agent perform certain shareholder accounting, administrative and servicing functions (collectively "Shareholder and Record-Keeping Services");

WHEREAS, the Transfer Agent desires to appoint the Servicing Agent as its agent, and the Servicing Agent desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Terms of Appointment; Duties of the Servicing Agent

         1.1 Subject to the terms and conditions set forth in this Agreement, the Transfer Agent hereby employs and appoints the Servicing Agent to act as, and the Servicing Agent agrees to act as, the agent of the Transfer Agent for the shares of each of the Funds in connection with any accumulation, letter of intent, retirement plans or similar purchase plans provided to the shareholders of each Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of each such Fund, including without limitation any periodic investment plan or periodic withdrawal program. As used herein, the term
                  "Shares" means the authorized and issued shares of common stock, or shares of beneficial interest, as the case may be, for each of the Funds (including each series and class thereof) enumerated in Schedule A.

         1.2 The Servicing Agent agrees that it will perform the following Shareholder and Record Keeping services:

                  (a) In accordance with procedures established from time to time by agreement between the Transfer Agent and the Servicing Agent, the Servicing Agent shall:

                           (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefor to the Custodian of the Fund authorized pursuant to the Articles of Incorporation or Declaration of Trust of each Fund (the "Custodian");

                           (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

                           (iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation therefor to the Custodian;

                           (iv)     In respect to the transactions in items (i),
                                    (ii) and (iii) above, the Servicing Agent shall execute transactions directly with broker-dealers authorized by the Funds;

                           (vi) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

                           (vi) Prepare and transmit payments for dividends and distributions declared by each Fund;

                           (vii) Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Servicing Agent of indemnification satisfactory to the Servicing Agent and protecting the Servicing Agent, Transfer Agent and each Fund, and the Servicing Agent at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity; and

                           (vii) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing.

                  (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Servicing Agent shall: (i) perform the customary services of a transfer agent, dividend disbursing agent, and, as relevant, agent in connection with accumulation, letter of intent, retirement plans or similar purchase plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable each Fund to monitor the total number of Shares sold in each State.

                  (c) In addition, each Fund shall (i) identify to the Servicing Agent in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Servicing Agent for each Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by each Fund and the reporting of such transactions to each Fund as provided above.

                  (d) Procedures as to who shall provide certain of these services in Section 1 may be established from time to time by agreement between the Transfer Agent and the Servicing Agent per the attached service responsibility schedule. The Servicing Agent may at times perform only a portion of these services and the Transfer Agent, the Funds or their agent may perform these services on each Fund's behalf.

                  (e) The Servicing Agent may provide additional services on behalf of the Transfer Agent (i.e., escheatment services) which may be agreed upon in writing between the Fund and the Servicing Agent.

2.       As of Reporting and Adjustments

         2.1 The Transfer Agent on behalf of the Funds and the Servicing Agent on behalf of State Street Bank and Trust Company agree that all prior adjustments for Share transactions which involve purchase, redemption and repurchase orders processed at a time other than computation of net asset value ("NAV") per Share next computed after receipt of such orders shall be carried forward under this Agreement whether such adjustments are positive or negative to the Fund.

         2.2      The Servicing Agent shall:

                  (a) Utilize a system to identify all Share transactions which involve purchase, redemption, and repurchase orders that are processed at a time other than the time of computation of NAV per Share next computed after receipt of such orders, identify the source of such transactions, and shall compute the net effect upon the Fund of such transactions so identified on a daily and cumulative basis.

                  (b) If on the last business day of any month the cumulative net effect upon the Fund (adjusted by the amount of all prior credits by the Servicing Agent) is negative, the Transfer Agent shall be entitled to a reduction in the fee next payable under the Agreement by an equivalent amount, except as provided in Section (c) below. If on the last business day in any month the cumulative net effect upon the Fund (adjusted by the amount of all prior payments and credits by the Servicing Agent) is positive, the Servicing Agent shall be entitled to recover certain past payments and reductions in fees, and to credit against all future payments and fee reductions that may be required under the Agreement as herein described in Section (c) below.

                  (c) At the end of each month, any positive cumulative net effect upon the Fund arising from the Servicing Agent's activity, shall be deemed to be a credit to the Servicing Agent which shall first be applied to permit the Servicing Agent to recover any prior fee reductions made by it to the Transfer Agent under Section (b) above, by increasing the amount of the monthly fee under the Agreement next payable in an amount equal to prior fee reductions made by the Servicing Agent, but not exceeding the sum of that month's credit and credits arising in prior months to the extent such prior credits have not previously been utilized as contemplated by this Section (c). Any portion of a credit to the Servicing Agent not so used by it shall remain as a credit to be used as payment against the amount of any future negative cumulative net effects that would otherwise require a fee reduction to be made to the Transfer Agent pursuant to Section (b) above.

                  (d) The Servicing Agent shall supply to the Transfer Agent monthly reports summarizing the transactions identified pursuant to Section (a) above, and the daily and cumulative net effects of such transactions, and shall advise the Transfer Agent at the end of each month of the net cumulative effect at such time. The Servicing Agent shall promptly advise the Transfer Agent which shall advise the Fund if at any time the cumulative net effect exceeds a dollar amount equivalent to 1/2 of 1 cent per Share.

                  (e) In the event that this Agreement is terminated for whatever cause, or Sections 2.2 (b), (c) and (d) are terminated pursuant to Section (f) below, the Transfer Agent shall promptly pay to the Servicing Agent an amount in cash equal to the amount by which the cumulative net effect upon the Fund is positive or, if the cumulative net effect upon the Fund is negative, the Servicing Agent shall promptly pay to the Transfer Agent an amount in cash equal to the amount of such cumulative net effect. The Transfer Agent will seek reimbursement from the Funds for payment hereunder to the Servicing Agent, provided however, that the Transfer Agent's duty to pay hereunder is due regardless of where the Funds choose to reimburse the Transfer Agent.

                  (f) Sections 2.2 (b), (c) and (d) of the Agreement may be terminated by the Servicing Agent at any time for reasonable cause and upon 60 days prior written notice to the Transfer Agent.

3. Fees and Expenses

         3.1 For the performance by the Servicing Agent pursuant to this Agreement, the Transfer Agent agrees to pay the Servicing Agent an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under
                  Section 3.2 below may be changed from time to time subject to mutual written agreement between the Transfer Agent and the Servicing Agent.

         3.2 In addition to the fee paid under Section 3.1 above, the Transfer Agent agrees to reimburse the Servicing Agent for reasonable out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Servicing Agent for the items set out in the fee schedule attached hereto. In addition, any other expenses reasonably incurred by the Servicing Agent at the request or with the consent of the Transfer Agent, will be reimbursed by the Fund.

         3.3 The Transfer Agent agrees to pay all fees and reimbursable expenses promptly following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Servicing Agent by the Transfer Agent at least seven (7) days prior to the mailing date of such materials.

4.          Representations and Warranties of the Servicing Agent

         The Servicing Agent represents and warrants to the Transfer Agent that:

         4.1 It is a corporation duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts which is duly registered as a transfer agent pursuant to
                  Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended ("Section 17A(c)(2)")

         4.2 It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

         4.3 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

         4.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

         4.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

5.          Representations and Warranties of the Transfer Agent

         The Transfer Agent represents and warrants to the Servicing Agent that:

         5.1 It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

         5.2 It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.

         5.3 All corporate proceedings required by said Articles of Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

         5.4 Each Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

         5.5 A registration statement under the Securities Act of 1933, as amended for each Fund is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of each Fund being offered for sale.

6. Wire Transfer Operating Guidelines/Articles 4A of the Uniform Commercial Code


         6.1 The Servicing Agent is authorized to promptly debit the appropriate Transfer Agent account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that the Servicing Agent has been instructed to transfer. The Servicing Agent shall execute payment orders in compliance with the Security Procedure and with the Transfer Agent instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after the customary deadline will be deemed to have been received the next business day.

         6.2 The Transfer Agent acknowledges that the Security Procedure it has designated on the Transfer Agent Selection Form was selected by the Transfer Agent from security procedures offered by the Servicing Agent. The Transfer Agent shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Servicing Agent in writing. The Transfer Agent must notify the Servicing Agent immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Transfer Agent's authorized personnel. The Servicing Agent shall verify the authenticity of all Transfer Agent instructions according to the Security Procedure.

         6.3 The Servicing Agent shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

         6.4 The Servicing Agent reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of the Servicing Agent's receipt of such payment order; (b) if initiating such payment order would cause the Servicing Agent, in the Servicing Agent's sole judgement, to exceed any volume, aggregate dollar, network, time, credit or similar limits which are applicable to the Servicing Agent; or
                  (c) if the Servicing Agent, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

         6.5 The Servicing Agent shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording the Servicing Agent reasonable opportunity to act. However, the Servicing Agent assumes no liability if the request for amendment or cancellation cannot be satisfied.

         6.6 The Servicing Agent shall assume no responsibility for failure to detect any erroneous payment order provided that the Servicing Agent complies with the payment order instructions as received and the Servicing Agent complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.


         6.7 The Servicing Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless the Servicing Agent is notified of the unauthorized payment order within thirty (30) days of notification by the Servicing Agent of the acceptance of such payment order. In no event (including failure to execute a payment order) shall the Servicing Agent be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

         6.8 When the Transfer Agent initiates or receives Automated Clearing House credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, the Servicing Agent will act as an Originating Depository Financial Institution and/or receiving depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Servicing Agent with respect to an ACH credit entry are provisional until the Servicing Agent receives final settlement for such entry from the Federal Reserve Servicing Agent. If the Servicing Agent does not receive such final settlement, the Transfer Agent agrees that the Servicing Agent shall receive a refund of the amount credited to the Transfer Agent in connection with such entry, and the party making payment to the Transfer Agent via such entry shall not be deemed to have paid the amount of the entry.

         6.9 Confirmation of Servicing Agent's execution of payment orders shall ordinarily be provided within twenty four (24) hours notice which may be delivered through the Servicing Agent's proprietary information systems, or by facsimile or call-back. Transfer Agent must report any objections to the execution of an order within thirty (30) days.

         6.10 The Bank shall use commercially reasonable efforts, on the Transfer Agent's behalf, to obtain through banking channels any payments made in error for whatever reason.

7.          Data Access and Proprietary Information


         7.1 The Transfer Agent acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Transfer Agent by the Servicing Agent in connection with the Fund's ability to access certain Fund-related data ("Customer Data") maintained by the Servicing Agent on data bases under the control and ownership of the Servicing Agent

                  ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Servicing Agent or other third party. In no event shall Proprietary Information be deemed Customer Data. The Transfer Agent agrees to treat all Proprietary Information as proprietary to the Servicing Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder or as required by law. Without limiting the foregoing, the Transfer Agent agrees for itself and its employees and agents:

         (a) to access Customer Data solely from locations as may be designated in writing by the Servicing Agent and solely in accordance with the Servicing Agent's applicable user documentation;

         (b) to refrain from copying or duplicating in any way the Proprietary Information;

         (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Servicing Agent in a timely manner of such fact and dispose of such information in accordance with the Servicing Agent's instructions;

         (d) to refrain from causing or allowing the data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of the Servicing Agent;

         (e) to honor all reasonable written requests made by the Servicing Agent to protect at the Servicing Agent's expense the rights of the Servicing Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 7. The obligations of this Section shall survive any earlier termination of this Agreement.
         7.2 If the Transfer Agent notifies the Servicing Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Servicing Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Servicing Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Transfer Agent agrees to make no claim against the Servicing Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE SERVICING AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING,

BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         7.3 If the transactions available to the Transfer Agent include the ability to originate electronic instructions to the Servicing Agent in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Servicing Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Servicing Agent from time to time.

8.       Indemnification

         8.1 The Servicing Agent shall not be responsible for, and the Transfer Agent shall indemnify and hold the Servicing Agent harmless from and against, any and all losses damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

                  (a) All actions of the Servicing Agent or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

                  (b) The Transfer Agent's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Transfer Agent provided under Section 5 hereof.

                  (c) The reliance on or use by the Servicing Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Servicing Agent or its agents or subcontractors, and
                           (ii) have been prepared, maintained or performed by the Transfer Agent or each Fund or any other person or firm on behalf of the Transfer Agent or each Fund including but not limited to any previous transfer agent or registrar.

                  (d) The reliance on, or the carrying out by the Servicing Agent or its agents or subcontractors of any instructions or requests of the Transfer Agent or each Fund.

                  (e) The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares unless the Transfer Agent has provided the Servicing Agent with three days written notice to stop accepting orders for any Fund or class of a Fund or in any jurisdiction.

                  (f) The negotiations and processing of checks made payable to prospective or existing Shareholders tendered to the Servicing Agent for the purchase of Shares, such checks are commonly known as "third party checks."

         8.2 The Servicing Agent shall indemnify and hold the Transfer Agent harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to the Servicing Agent's lack of good faith, negligence or willful misconduct in complying with the terms of this Agreement or which arise out of the breach of any representation or warranty of the Servicing Agent provided under Section 4 hereof.

         8.3 At any time the Servicing Agent may apply to any officer of the Transfer Agent for instructions, and may consult with legal counsel of the Transfer Agent with respect to any matter arising in connection with the services to be performed by the Servicing Agent under this Agreement, and the Servicing Agent and its agents or subcontractors shall not be liable and shall be indemnified by the Transfer Agent for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Servicing Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Servicing Agent or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Transfer Agent, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Transfer Agent. The Servicing Agent, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of each Fund, and the proper countersignature of the Transfer Agent or any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

         8.4 In order that the indemnification provisions contained in this Section 8 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify except with the other party's prior written consent.

9.       Standard of Care

         The Servicing Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.

10.      Covenants of the Transfer Agent and the Servicing Agent

         10.1 The Transfer Agent shall promptly furnish to the Servicing Agent the following:

                  (a) A certified copy of the resolution of the Board of Directors of the Transfer Agent authorizing the appointment of the Servicing Agent and the execution and delivery of this Agreement

         10.2 The Servicing Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Transfer Agent for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.
         10.3 The Servicing Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Servicing Agent agrees that all such records prepared or maintained by the Servicing Agent relating to the services to be performed by the Servicing Agent hereunder are the property of each Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to each Fund on and in accordance with its request.

         10.4 The Servicing Agent and the Transfer Agent agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

         10.5 In case of any requests or demands for the inspection of the Shareholder records of any of the Funds, the Servicing Agent will endeavor to notify the Transfer Agent and to secure instructions from an authorized officer of the Transfer Agent as to such inspection. The Servicing Agent reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

11.      Termination of Agreement

         11.1 This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other or upon such shorter period of time as may be agreed to in writing by the parties or as may be required by operation of law.

11.2 Should the Transfer Agent exercise its right to terminate other than for cause, all out-of-pocket expenses associated with the movement of records and material will be borne by the Transfer Agent. Additionally, the Servicing Agent reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months' fees.

12.      Assignment

         12.1 Except as provided in Section 12.3 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

         12.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

         12.3 The Servicing Agent may, without further consent on the part of the Transfer Agent, subcontract for the performance hereof with (i) a Boston Financial Data Services, Inc. ("BFDS") subsidiary duly registered as a transfer agent pursuant to
                  Section 17A(c)(2) or (ii) a BFDS affiliate; provided, however, that the Servicing Agent shall be as fully responsible to the Transfer Agent for the acts and omissions of any subcontractor as it is for its own acts and omissions.

13.      Amendment

         This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Transfer Agent.

14.      Massachusetts Law to Apply

         This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

15.      Force Majeure

         In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. Notwithstanding the above, the Servicing Agent shall not be excused from liability in the event any telecommunications, power or equipment (of the Servicing Agent, its agents or subcontractors) failures could have been avoided or minimized by such parties having maintained adequate industry standard backup systems.

16.      Consequential Damages

         Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

17.      Merger of Agreement

         This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

18.      Counterparts

         This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

19.      Reproduction of Documents

         This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

20.      S.I.C. Inquiry

         At the time of receipt of securities from any entity the Servicing Agent shall comply with applicable inquiry requirements with the Securities Information Center ("SIC") pursuant to SEC Exchange Act Rule 17f-1. The Servicing Agent shall promptly advise the Transfer Agent of any such security reported by the SIC as lost, stolen, missing or counterfeit, and await further instructions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                                            MAINSTAY SHAREHOLDER SERVICES, INC.

                                            BY: /s/ Robert E. Brady
                                                --------------------------------

ATTEST:

/s/ Gregory J. Mullegan

                                            BOSTON FINANCIAL DATA SERVICES, INC.
                                            BY: /s/ Kathe P. Dodd
                                                --------------------------------
                                                Vice President


ATTEST:

/s/ S. Cesso

                         BOSTON FINANCIAL DATA SERVICES
                    TRANSFER AGENT SERVICE RESPONSIBILITIES*

Service Performed                                                                    Responsibility
-----------------                                                                   Servicing Agent         Transfer Agent
                                                                                    ---------------         --------------
1.   Receives orders for the purchase                                                     X                        X
     of Shares.

2.   Issue Shares and hold
     Shares in Shareholders accounts.                                                     X                        X

3.   Receive redemption requests.                                                         X                        X

4.   Effect transactions 1-3 above                                                        X                        X
     directly with broker-dealers.

5.   Pay over monies to redeeming
     Shareholders.                                                                        X

6.   Effect transfers of Shares.                                                          X                        X

7.   Prepare and transmit
     dividends and distributions.                                                         X

8.   Issue Replacement Certificates.                                                      X                        X

9.   Reporting of abandoned property.                                                     X

10.  Maintain records of account.                                                         X                        X

11.  Maintain and keep a current and accurate
     control book for each issue of securities.                                           X

12.  Mail proxies.                                                                                                 X

13.  Mail Shareholder reports.                                                                                     X

14.  Prepare and mail written correspondence.                                                                      X

15.  Mail prospectuses to current Shareholders.                                                                    X

16.  Withhold taxes on U.S. resident
     and non-resident alien accounts.                                                     X

Service Performed                                                                    Responsibility
-----------------                                                                   Servicing Agent         Transfer Agent
                                                                                    ---------------         --------------
17. Prepare and file U.S. Treasury
    Department forms.                                                                     X

18. Prepare and mail account
    and confirmation statements
    for Shareholders.                                                                     X

19. Provide Shareholder account
    information.                                                                          X                        X

20. Blue sky reporting.                                                                   X

21. Maintain fiduciary accounting and
    beneficiary records.                                                                  X

22. Prepare and mail required tax forms
    to shareholders.                                                                      X

23. File shareholder tax reports with the IRS.                                            X


* Such services are more fully described in Section 1.2 (a), (b) and (c) of the Agreement.



                                            MAINSTAY SHAREHOLDER SERVICES, INC.
                                            BY: /s/ Robert E. Brady
                                                --------------------------------


ATTEST:
/s/ Gregory J. Mullegan
--------------------------------

                                            BOSTON FINANCIAL DATA SERVICES, INC.
                                            BY: /s/ Kathe P. Dodd
                                                --------------------------------
                                                Vice President


ATTEST:
/s/ S. Cesso
--------------------------------

                                  FEE SCHEDULE

                          (as amended, April 27, 1998)

1)       MAINTENANCE AND TRANSACTION CHARGES - BILLABLE MONTHLY

         A)       Per Account Annual Fee:

         The following funds will be billed at a rate of 1/12 of the annual fee for each fund account serviced during the month. Accounts serviced is defined as all open accounts at month end and accounts which close during the month.

         FUNDS                                                         ACCOUNT RATES
         -----                                                         -------------
         MainStay Capital Appreciation Fund                                 $4.73
         MainStay Value Fund                                                $5.76
         MainStay Convertible Fund                                          $5.76
         MainStay High Yield Corporate Bond Fund                            $7.81
         MainStay Government Fund                                           $7.81
         MainStay Tax-Free Bond Fund                                        $7.81
         MainStay Money Market Fund                                         $9.85
         MainStay Equity Index Fund                                         $6.01
         MainStay Total Return Fund                                         $5.76
         MainStay California Tax-Free Fund                                  $7.81
         MainStay New York Tax-Free Fund                                    $7.81
         MainStay International Bond Fund                                   $7.81
         MainStay International Equity Fund                                 $5.76
         MainStay Strategic Income Fund                                     $7.81
         MainStay Strategic Value Fund                                      $5.76
         MainStay Blue Chip Growth Fund                                     $4.73
         MainStay Research Value Fund                                       $4.73
         MainStay Growth Opportunities Fund                                 $4.73
         MainStay Equity Income Fund                                        $4.73
         MainStay Small Cap Value Fund                                      $4.73
         MainStay Small Cap Growth Fund                                     $4.73
         MainStay Global High Yield Fund                                    $7.81

B)       Transaction Fees:

         1)       Transaction Activity

                  $0.69 per account - automated purchase transactions $1.26 per account - non-automated transactions

         2)       ACH Transactions/Checkwriting
                  $0.51 for each ACH transaction

                  $1.02 for each checkwriting item

         3)       Fund Minimum (Cusip/Class/Fund)
                  $1,024 per month per cusip

         The fees and charges set forth shall increase annually over the fees and charges during the prior 12 months in an amount equal to the annual percentage of change in the Northeastern Consumer Price Index as last reported by the U.S. Bureau of Labor Statistics

2)       OUT-OF-POCKET

         A)       Out-of-pocket

                  Out-of-pocket expenses include but are not limited to:

                  Confirmation production, postage, forms, telephone, microfilm, microfiche and expenses incurred at the specific direction of the fund. Postage for mass mailings is due seven days in advance of the mailing date.

                  IN WITNESS WHEREOF, Mainstay Shareholder Services, Inc. and Boston Financial Data Services, Inc. have agreed upon this fee schedule and have caused this fee schedule to be executed in their names and on their behalf through duly authorized officers.

     MAINSTAY SHAREHOLDER                   BOSTON FINANCIAL
      SERVICES, INC.                         DATA SERVICES, INC.
     NAME:  /s/ Robert E. Brady             NAME:  /s/ Jane L. Brennan
            -----------------------------          -----------------------------
     TITLE: President & CEO                 TITLE: Vice President
            -----------------------------          -----------------------------
     DATE:  1/6/99                          DATE:  2/12/99
            -----------------------------          -----------------------------

                                   SCHEDULE A

                                 MAINSTAY FUNDS
                              EFFECTIVE MAY 1, 1998

RETAIL FUNDS

MainStay Capital Appreciation Fund - B
MainStay Value Fund - B
MainStay Convertible Fund - B
MainStay High Yield Corporate Bond Fund - B
MainStay Government Fund - B
MainStay Tax Free Bond Fund - B
MainStay California Tax Free Fund - B
MainStay Money Market - B
MainStay New York Tax Free Fund - B
MainStay International Bond Fund - B
MainStay International Equity Fund - B
MainStay Total Return Fund - B
MainStay Strategic Income Fund - B
MainStay California Tax Free Fund - A
MainStay New York Tax Free Fund - A
MainStay Equity Index Fund
MainStay Strategic Value Fund - B
MainStay Capital Appreciation Fund - A
MainStay Value Fund - A
MainStay Convertible Fund - A
MainStay High Yield Corporate Bond Fund - A
MainStay Government Fund - A
MainStay Tax Free Bond Fund - A
MainStay Money Market - A
MainStay International Bond Fund - A
MainStay International Equity Fund - A
MainStay Total Return Fund - A
Mainstay Strategic Income Fund - A
MainStay Strategic Value Fund - A

INSTITUTIONAL FUNDS

MainStay Institutional Money Market Fund - Inst Class
MainStay Institutional Short Term Bond Fund - Inst Class
MainStay Institutional Bond Fund - Inst Class
MainStay Institutional Indexed Bond Fund - Inst class
MainStay Institutional Multi-Asset Fund - Inst Class
MainStay Institutional Value Equity Fund - Inst Class
MainStay Institutional Growth Equity Fund - Inst Class
MainStay Institutional Indexed Equity Fund - Inst Class
MainStay Institutional EAFE Index Fund - Inst Class
MainStay Institutional Institutional Bond -Inst Class
MainStay Institutional International Equity - Inst Class
MainStay Institutional Money Market Fund - SVC Class
MainStay Institutional Short Term Bond Fund - SVC Class
MainStay Institutional Bond Fund - SVC Class
MainStay Institutional Indexed Bond Fund - SVC Class
MainStay Institutional Multi-Asset Fund - SVC Class
MainStay Institutional Value Equity Fund - SVC Class
MainStay Institutional Growth Equity Fund - SVC Class
MainStay Institutional Indexed Equity Fund - SVC Class
MainStay Institutional EAFE Index Fund - SVC Class
MainStay Institutional International Bond - SVC Class
MainStay Institutional International Equity - SVC Class

                                 MAINSTAY FUNDS
                                  FEE SCHEDULE
                           EFFECTIVE AS OF MAY 1, 1998

2)    INSTITUTIONAL FUNDS

      A)    Per Account Annual Fee:

            1)    Daily Dividend Funds

                  $15.00


            2)    Non-Daily Dividend Funds

                  $10.00

            The above rates are to be incremented $.25 per dividend payment cycle (e.g., monthly dividend, add $3.00 to the per account annual).

      B)    Closed Accounts

            $.20 - per account, per month

      C)    Fund Minimum (Cusip/Class/Fund)

            $1,024 per month per cusip

            The fees and charges set forth shall increase annually over the fees and charges during the prior 12 months in an amount equal to the annual percentage of change in the Northeastern Consumer Price Index as last reported by the U.S. Bureau of Labor Statistics.

OUT-OF-POCKET

      A)    Out-of-pocket

            Out-of-pocket expenses include but are not limited to:

            Confirmation production, postage, forms, telephone, microfilm, microfiche and expenses incurred at the specific direction of the fund. Postage for mass mailings is due seven days in advance of the mailing date.

IN WITNESS WHEREOF, MainStay Shareholder Services Inc. and Boston Financial Data Services, Inc. have agreed upon this fee schedule and have caused this fee schedule to be executed in their names and on their behalf through duly authorized officers.

MAINSTAY SHAREHOLDER                    BOSTON FINANCIAL DATA
  SERVICES INC.                           SERVICES, INC.
NAME: /s/ Robert E. Brady               NAME: /s/ Jane L. Brennan

TITLE: PRESIDENT & CEO                  TITLE: Vice President

DATE: May 20, 1998                      DATE: May 18, 1998

                                  FEE SCHEDULE

                          (as amended, April 27, 1998)


1)    MAINTENANCE AND TRANSACTION CHARGES - BILLABLE MONTHLY

      A)    Per Account Annual Fee:

            The following funds will be billed at a rate of 1/12 of the annual fee for each fund account serviced during the month. Accounts serviced is defined as all open accounts at month end and accounts which close during the month.

            Funds                                           Account Rates
            -----                                           -------------

            MainStay Capital Appreciation Fund                  $4.73
            MainStay Value Fund                                 $5.76
            MainStay Convertible Fund                           $5.76
            MainStay High Yield Corporate Bond Fund             $7.81
            MainStay Government Fund                            $7.81
            MainStay Tax-Free Bond Fund                         $7.81
            MainStay Money Market Fund                          $9.85
            MainStay Equity Index Fund                          $6.01
            MainStay Total Return Fund                          $5.76
            MainStay California Tax-Free Fund                   $7.81
            MainStay New York Tax-Free Fund                     $7.81
            MainStay International Bond Fund                    $7.81
            MainStay International Equity Fund                  $5.76
            MainStay Strategic Income Fund                      $7.81
            MainStay Strategic Value Fund                       $5.76
            MainStay Blue Chip Growth Fund                      $4.73
            MainStay Research Value Fund                        $4.73
            MainStay Growth Opportunities Fund                  $4.73
            MainStay Equity Income Fund                         $4.73
            MainStay Small Cap Value Fund                       $4.73
            MainStay Small Cap Growth Fund                      $4.73
            MainStay Global High Yield Fund                     $7.81

      B)    Transaction Fees:

            1)    Transaction Activity

                  $0.69 per account - automated purchase transactions $1.26 per account - non-automated transactions

            2)    ACH Transactions/Checkwriting

                  $0.51 for each ACH transaction

                  $1.02 for each checkwriting item

            3)    Fund Minimum (Cusip/Class/Fund)

                  $1,024 per month per cusip

                  The fees and charges set forth shall increase annually over the fees and charges during the prior 12 months in an amount equal to the annual percentage of change in the Northeastern Consumer Price Index as last reported by the U.S. Bureau of Labor Statistics.

2)    OUT-OF-POCKET

      A)    Out-of-pocket

            Out-of-pocket expenses include but ARE NOT limited to:

            Confirmation production, postage, forms, telephone, microfilm, microfiche and expenses incurred at the specific direction of the fund. Postage for mass mailings is due seven days in advance of the mailing date.

IN WITNESS WHEREOF, MainStay Shareholder Services, Inc. and Boston Financial Data Services, Inc. have agreed upon this fee schedule and have caused this fee schedule to be executed in their names and on their behalf through duly authorized officers.

MAINSTAY SHAREHOLDER                    BOSTON FINANCIAL
  SERVICES, INC.                          DATA SERVICES, INC.
NAME: /s/ Robert E. Brady               NAME: /s/ Jane L. Brennan
TITLE: President & CEO                  TITLE: Vice President
DATE: 1/6/99                            DATE: 2/12/99

                                       21